Exhibit 99.1

Pacific Capital Bancorp Revises Strategic Relationship with Jackson Hewitt

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--March 1, 2006--Pacific Capital Bancorp (Nasdaq:PCBC) today announced the signing of new multi-year contracts with Jackson Hewitt Tax Service, Inc. (NYSE:JTX) related to the Company's Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs. The contracts will commence for the 2006 RAL and RT season.

    There are two significant changes from the previous contract:

    -- Pacific Capital will now pay Jackson Hewitt fixed marketing and technology services payments each year rather than sharing the transaction fee charged on each RAL and RT. It is expected that this will slightly reduce the profitability of each transaction for Pacific Capital.

    -- Over the next three years, Jackson Hewitt will progressively reduce the proportion of its RAL and RT transactions that are handled by Pacific Capital Bancorp to more evenly distribute their transactions among the banks for which they provide these services.

    Pacific Capital does not expect the changes in the contract to have a material financial impact in 2006. The new contract terms were reflected in the full year 2006 earnings per share guidance that Pacific Capital provided on January 26, 2006.
    "Jackson Hewitt is a valued partner in our RAL/RT programs, and we continue to have a mutually beneficial relationship," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "The overall growth of the RAL/RT market, as well as the continued expansion of our network of tax preparation firms that originate RALs and RTs, should help us to offset the reduced proportion of Jackson Hewitt's transactions and still generate meaningful growth in these programs in the coming years."
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com